UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38184	04-2777442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1336 Massachusetts Avenue Cambridge, MA 02138
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2022, Cambridge Bancorp, a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Northmark Bank (“Northmark”) and Cambridge Trust Company (“Cambridge Trust”), the Company’s subsidiary bank, pursuant to which Northmark will merge with and into Cambridge Trust, with Cambridge Trust as the surviving bank (the “Merger”).

Pursuant to the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of each party, upon the closing of the Merger, each outstanding share of Northmark common stock, other than shares held by Northmark as treasury stock (which will be cancelled) and shares with respect to which dissenters’ rights are properly exercised and not withdrawn under Massachusetts law, will be converted into the right to receive 0.9950 shares of the Company’s common stock.

Effective at the closing of the transaction, Jane C. Walsh, currently the President and Chief Executive Officer of Northmark, will be appointed to the board of directors of the Company and the board of directors of Cambridge Trust, to serve until the next annual meeting of the Company at which time Ms. Walsh will be nominated for re-election.

The consummation of the Merger is subject to customary closing conditions, including (i) the receipt of regulatory approvals, (ii) approval of the Merger Agreement by the shareholders of Northmark and (iii) that no injunction or legal restraint exists that have the effect of prohibiting the consummation of the Merger. Moreover, each party’s obligations to consummate the Merger are subject to certain other conditions including (a) the accuracy of the other party’s representations and warranties and (b) the other party’s compliance with its obligations. Subject to the satisfaction of the closing conditions, the parties anticipate that the Merger will be consummated in the fourth quarter of 2022.

The Merger Agreement contains certain covenants, including, among others, covenants providing (i) for each of the parties to use reasonable best efforts to cause the transaction to be consummated, (ii) for Northmark to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger and (iii) for Northmark not to engage in certain kinds of transactions during this period.

The Merger Agreement contains certain termination rights for the Company and Northmark. Upon termination of the Merger Agreement under specified circumstances, Northmark will be required to pay the Company a termination fee of $2,200,000.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Northmark or any of their respective subsidiaries or affiliates. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Northmark. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Northmark or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into Voting Agreements with each of the directors and certain of the executive officers of Northmark pursuant to which such shareholders agreed to vote their Northmark shares in favor of the Merger.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Northmark that also constitutes a prospectus of the Company. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at ir.cambridgetrust.com or by directing a request to Cambridge Bancorp, 1336 Massachusetts Avenue, Cambridge, MA 02138, attention: Corporate Secretary (617) 876-5500.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

Northmark and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Northmark and their ownership of Northmark common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about Cambridge Bancorp (together with its bank subsidiary unless the context otherwise requires, “Cambridge” or the “Company”) and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors are described within the Company’s filings with the SEC.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) the businesses of the Company and Northmark may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; (5) the shareholders of Northmark may fail to approve the Merger; (6) changes to interest rates, (7) the ability to control costs and expenses, (8) the current global economic uncertainty and general economic conditions,

(9) disruptions to the credit and financial markets, (10) the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence; (11) actions that governments, businesses and individuals take in response to the COVID-19 pandemic; (12) the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; (13) a prolonged resurgence in the severity of the COVID-19 pandemic due to variants and mutations of the virus; (14) the pace of recovery when the COVID-19 pandemic subsides; and (15) disruptions in the Company’s ability to access the capital markets, and other factors that are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Item 7.01.	Regulation FD Disclosure.

Beginning on May 24, 2022, the Company will conduct investor presentations. A copy of the presentation is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this report and in the attached Exhibit 99. is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report, including Exhibit 99.1 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01.	Other Events.

On May 23, 2022, the Company issued a press release to announce the signing of the Merger Agreement, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 23, 2022, by and among Cambridge Bancorp, Cambridge Trust Company and Northmark Bank

99.1	Investor Presentation

99.2	Press Release, dated May 23, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE BANCORP

Date: May 23, 2022	By:	/s/ Michael F. Carotenuto
Michael F. Carotenuto
Executive Vice President and Chief Financial Officer